UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GEN Restaurant Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-3424935
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11480 South Street, Suite 205, Cerritos, CA	90703
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-272253

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

GEN Restaurant Group, Inc. (the “Company” or the “Registrant”), previously filed a Registration Statement on Form 8-A with the Securities and Exchange Commission (the “SEC”) on June 23, 2023 with respect to the Class A common stock of the Company (the “Prior Form 8-A”). The Company is amending the Prior Form 8-A to reflect the correct name of the exchange as The Nasdaq Stock Market LLC on the cover of this Amendment No. 1 to Form 8-A (the “Amendment”) and in Item 2 of the Amendment.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of GEN Restaurant Group, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-272253) initially filed with the U.S. Securities and Exchange Commission on May 26, 2023 (as amended from time to time, the “Registration Statement”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEN Restaurant Group, Inc.

By:	/s/ David Kim
Name: Title:	David Kim Co-Chief Executive Officer and Director

Date: June 26, 2023